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                                                                   Exhibit 10.26


                      STOCK TRANSFER AND PLEDGE AGREEMENT

     This Agreement is made as of ____________, 1997 by and between Mark A. Birner ("Dentist"), an individual licensed to practice dentistry in the State of Colorado, whose mailing address is 3801 East Florida Avenue, Suite 208, Denver, CO 80210 and Birner Dental Management Services, Inc. ("Secured Party"), a Colorado corporation whose mailing address is 3801 East Florida Avenue, Suite 208, Denver, CO 80210.

                                    RECITALS

     A. Perfect Teeth/___________________ ("P.C.") is a Colorado professional corporation which conducts the authorized professional services related to a dental practice, and which employs dentists and dental hygienists.

     B.  Dentist is the sole shareholder of P.C.

     C. Pursuant to the Birner Dental Management Services, Inc. Management Agreement dated ____________ between P.C. and Secured Party (the "Management Agreement"), Secured Party provides certain management and other services to P.C.

     D. Dentist has agreed to sell all of P.C.'s shares owned by Dentist to a designee of Secured Party for value if certain events occur, and Secured Party desires its designee to purchase such shares if certain events occur.

     E. Dentist desires to pledge to, and grant a security interest in, all of P.C.'s shares owned by Dentist to Secured Party, in order to secure the obligation referenced in Recital D above, and Secured Party desires to accept such pledge and security interest.

                                   AGREEMENT

     In consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   Article I.
                                  Definitions

     "Collateral" means the shares of P.C. capital stock owned by Dentist consisting of all of the validly issued and outstanding shares of P.C.

     "Transferee" means the dentist(s) licensed to practice dentistry in Colorado chosen by Secured Party to be the purchaser of the Collateral.
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                                  Article II.
                    Conditional Agreement to Transfer Stock

     To the extent possible, Dentist shall immediately notify Secured Party if any of the events specified in subparagraphs a. through j. occurs (which events, together with any determination made by Secured Party to the effect provided for in subparagraph k. constitute "Events of Transfer"). Upon the occurrence of an Event of Transfer, Dentist shall thereafter transfer the Collateral to Transferee at such time and place as shall be determined solely by Secured Party, for the Purchase Price set forth in Article V below. Events of Transfer consist of the following:

        a.  Dentist dies;

        b. Dentist loses his license to practice dentistry in the State of Colorado for any reason;

        c.  There is a default under the Management Agreement by P.C.;

        d.  Dentist ceases to be employed by P.C.;

        e. Dentist becomes insolvent by reason of his inability to pay his debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or has such a petition filed against him which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for his business, assets or property; has his bank accounts, property or accounts attached; has execution levied against his business or property; makes an assignment for the benefit of his creditors; or has any of his Shares attached or levied upon for payment of his debts;

        f.  Dentist is adjudicated incompetent by any court of law or becomes permanently disabled such that Dentist is unable to render any dental services;

        g. For any reason not otherwise an Event of Transfer, Dentist no longer meets the qualifications to be a shareholder of a Colorado professional corporation;

        h. Dentist is convicted in a court of competent jurisdiction of any felony offense or any misdemeanor offense involving moral turpitude;

        i. If Dentist is employed by Secured Party or any wholly-owned subsidiary of Secured Party, Dentist ceases to be employed by Secured Party or any such subsidiary;

        j.  This Agreement is breached by Dentist; or

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        k.  A determination by Secured Party in its sole discretion that it is in the best interests of Secured Party to have the Collateral transferred by Dentist to a party designated by Secured Party.

                                  Article III.
                           Grant of Security Interest

     Dentist hereby pledges to, and grants a security interest in, the Collateral to Secured Party to secure the obligations set forth in Article II above.


                                  Article IV.
                           Designation of Transferee

     Secured Party shall designate a Transferee to purchase the Collateral upon the occurrence of an Event of Transfer.


                                   Article V.
                           Payment of Purchase Price

     The purchase price for the Collateral purchased by Transferee (the "Purchase Price') shall be $1.00 per share of the P.C. capital stock constituting the Collateral. The Purchase Price shall be payable to Dentist or his personal representative in cash upon transfer of the Collateral to Transferee.


                                  Article VI.
                      Commercially Reasonable Disposition

     The parties acknowledge that it would be impossible to realize a commercially reasonable price on the disposition of the pledged Collateral by public sale and very difficult to do so by private sale, except on the terms and conditions in Articles IV and V of this Agreement. Therefore, the parties hereto acknowledge that a disposition of the Collateral under Articles IV and V is a commercially reasonable disposition, and agree that the determination of the Purchase Price under Article V is commercially reasonable and that they will be bound by such price.


                                  Article VII.
                                      Term

     This Agreement shall continue for as long as the Management Agreement, or any renewal thereof, is in effect.


                                 Article VIII.
                   Representations And Warranties of Dentist

     Section 8.1  Qualification and Individual Power.  Dentist is an individual
                  ----------------------------------
licensed to practice dentistry in the State of Colorado. Dentist has all required individual power and authority and all licenses, permits and authorizations necessary to

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own and operate a dental practice in the State of Colorado, and to execute, deliver and perform this Agreement.

     Section 8.2  Non-Contravention.  Neither the execution or the delivery of
                  -----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon the Collateral other than that contained in this Agreement, give any third party the right to accelerate any obligation, or require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body, or other third party, under any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Dentist is bound or affected, or any law, statute, rule, regulation, judgment or decree to which Dentist is subject.

     Section 8.3 Collateral. Dentist holds of record and owns beneficially 100%
                 ----------
of the shares of capital stock of P.C., free and clear of any restrictions on transfer, taxes, mortgage, pledge, lien, encumbrance, charge or other security interest, option, warrant, purchase rights, contracts, commitments, equities, claims and demands. Dentist is not a party to any option, warrant, purchase right, or other contract or commitment that could require Dentist to sell, transfer, or otherwise dispose of any of the Collateral, other than pursuant to this Agreement. Dentist is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Collateral with any party other than Secured Party or the P.C.

     Section 8.4  Legal Proceedings.  There are no actions, suits, proceedings,
                  -----------------
orders or investigations pending or threatened against Dentist, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the best of Dentist's knowledge, there is no basis for the foregoing.

                                  Article IX.
                                Indemnification

     Dentist shall indemnify Secured Party from and against any loss, liability, damage or expense (including reasonable legal expenses and costs) which Secured Party may suffer, sustain or become subject to as a result of or in connection with the breach by Dentist of any representation, warranty, covenant or agreement contained in this Agreement.


                                   Article X.
                 Custody and Handling of Collateral and Records

     Section 10.1  Protection of the Secured Party's Security Interest.  Upon
                   ---------------------------------------------------
execution of this Agreement, Dentist shall deliver to Secured Party the share certificate(s) representing the Collateral, duly endorsed in blank or, if not endorsed in blank, Dentist shall give the Secured Party a duly executed stock power in blank.

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     Section 10.2  No Authority to Sell. Dentist shall not sell, assign, pledge,
                   --------------------
hypothecate, encumber, or otherwise transfer any item of Collateral except as expressly provided in this Agreement. Dentist may sell or assign the Collateral only to a purchaser or assignee approved by Secured Party who agrees in writing with Secured Party to be bound by the terms of this Agreement. Any such purchase as assignee must be a person qualified to be a shareholder of a professional
                                               -----------
corporation. If any item of Collateral or any right therein is transferred contrary to this Agreement, Secured Party shall retain a security interest in such item and in the proceeds of such disposition.

     Section 10.3  Issuance of Additional P.C. Stock.  Dentist agrees not to
                   ---------------------------------
take any actions to issue additional shares of capital stock of P.C. without Secured Party's consent.

     Section 10.4  Resignation as Director and Officer. Upon the occurrence of
                   -----------------------------------
any Event of Transfer, Dentist shall resign all positions held as an officer or director of P.C.

                                  Article XI.
                              Default and Remedies

     Section 11.1  Remedies Upon Occurrence of Event of Transfer.  Upon the
                   ---------------------------------------------
occurrence of any Event of Transfer and continuously thereafter until waived in writing, Secured Party shall have the right and option to immediately sell the Collateral to Transferee or to exercise any other remedy available to the Secured Party as a secured party under law or equity.

     Section 11.2  Construction of Rights and Remedies and Waiver of Notice
                   --------------------------------------------------------
and Consent.
-----------
        a. This Article applies to all rights and remedies provided by this Agreement or by law or equity.

        b. Unless otherwise expressly provided herein, any right or remedy may be pursued without notice to or further consent of Dentist, both of which Dentist waives.

        c. No forbearance in exercising any right or remedy shall operate as a waiver thereof; no forbearance in exercising any right or remedy on any one or more occasions shall operate as a waiver thereof on any future occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

                                  Article XII.
                                 Miscellaneous

     Section 12.1  Notices.  All notices, reports, or other communications
                   -------
which are required or permitted to be given to the parties under this Agreement shall be given in
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writing and delivered in person, by telecopy, overnight courier or certified mail (postage prepaid, return receipt requested), to the receiving party at such party's address set forth on the first page of this Agreement, or to such other address as such party may have given to the other by notice pursuant to this Section. Notice shall be deemed given on the date of delivery. In the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or certified mail.

    Section 12.2  Governing Law.  This Agreement shall be governed by,
    ------------
construed and enforced in accordance with the laws of the State of Colorado.

    Section 12.3  No Assignment; Binding Effect.  Dentist may not assign to any
    ------------
person or entity any or all of its rights and obligations under this Agreement. The Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns.

    Section 12.4  Merger; Amendment.  This Agreement contains the complete
    ------------
agreement among the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings, written or oral. This Agreement may be amended or renewed in whole or in part by written agreement signed by each of the parties hereto.

    Section 12.5  Severability.  The invalidity or unenforceability of any
    ------------
part of this Agreement will not affect the validity or enforceability of any other part of this Agreement.

    Section 12.6  Further Assurances.  Dentist shall perform any acts that may
    ------------
be deemed necessary or desirable by Secured Party, including the execution of such further instruments, documents and agreements as are deemed necessary or desirable by Secured Party, in order to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

    Section 12.7  Survival of Representations, Warranties and Covenants.  All
                  -----------------------------------------------------
representations, warranties and covenants of Dentist shall survive the execution and delivery of this Agreement and shall survive the expiration or termination of this Agreement, to the full extent necessary for their enforcement and for the protection of Secured Party.

    Section 12.8  This Agreement Controls.  In the event of any conflict
    ------------
between the provisions of this Agreement and those of any other agreement between Dentist and Secured Party, the provisions of this Agreement shall control.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        BIRNER DENTAL MANAGEMENT
                                        SERVICES, INC.

                                        By:
                                           ------------------------------
                                        Its:
                                            -----------------------------

                                        DENTIST

                                        By:
                                           ------------------------------

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